                                                                            CURRENT REPORT FOR ISSUERS SUBJECT TO THE

                                              1934 ACT REPORTING REQUIREMENTS

FORM 8-K

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Event: December 20, 2007
(date of earliest event reported)

NEXIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

033-22128D (Commission File Number)	84-1062062 (IRS Employer Identification Number)

59 West 100 South, Suite 200, Salt Lake City, Utah 84101
(Address of principal executive offices)

(801) 575-8073
(Registrant's telephone number, including area code)

ITEM 8.01.  OTHER EVENTS

On December 20, 2007 the Company entered in to a Stock Purchase Agreement with Richard Surber, a director, president and CEO of the Company to acquire from Mr. Surber a total of 114,312 shares of common stock of the Company held by Mr. Surber.  Some of the shares date back to acquisitions in the year 2000.  The Company has agreed to pay $1.00 for the transfer and will have the shares returned to treasury stock upon the closing of the transaction and thus reduce the number of issued and outstanding shares by that number.

ITEM 9.01      Financial Statements and Exhibits

The following exhibits are included as part of this report:

Exhibit No.	Page No.	Description

            10                  3          Stock Purchase Agreement of December 20, 2007 between Nexia Holdings, Inc. and Richard Surber.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 21st day of December, 2007.

 Nexia Holdings, Inc.

                                                                                    /s/ Richard Surber             .
Richard Surber, President

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